Exhibit 1

                    TRUSTEE'S FINAL DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Royal & Sun Alliance Bond-Backed Series 2002-2
*CUSIP:      21988G510    Class   A-1
             21988GBN5    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending February 21, 2007.

INTEREST ACCOUNT
----------------

Balance as of       October 15, 2006.....                                          $0.00
        Scheduled Income received on securities.....                               $0.00
        Unscheduled Income received on securities.....                             $0.00
        Interest portion of February 21, 2007 Call Price                   $8,425,321.50
        received February 21, 2007 upon exercise of Call
        Warrants by 100% of the holders thereof.....

LESS:
        Distribution to Class A-1 Holders.....                            -$1,299,375.00
        Distribution to Class A-2 Holders.....                            -$7,125,946.50
        Distribution to Depositor.....                                            -$0.00
        Distribution to Trustee.....                                              -$0.00
Balance as of      February 21, 2007.....                                          $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of      October 15, 2006.....                                           $0.00
        Scheduled Principal received on securities.....                            $0.00
        Principal portion of February 21, 2007 Call Price received        $49,500,000.00
        February 21, 2007 upon exercise of Call Warrants by 100% of the holders thereof.....

LESS:
        Distribution of principal to Class A-1 Holders on                -$49,500,000.00
        February 21, 2007.....
        Distribution of $49,500,000 principal amount of                           -$0.00
        underlying securities to Call Warrants Holder on
        February 21, 2007.....
Balance as of      February 21, 2007.....                                          $0.00


               UNDERLYING SECURITIES HELD AS OF      February 21, 2007

           Principal
            Amount                             Title of Security
           ---------                           -----------------
              $0 Royal & Sun Alliance Insurance Group plc 8.95% Subordinated Guaranteed Bonds due October 15, 2029
                             *CUSIP:      78004VAB9

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.